UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2014

LED LIGHTING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-54146	46-3457679
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

2090 Novato Blvd
Novato, California 94947
(Address of principal executive offices)

(415) 526-3193
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Effective November 6, 2014, LED Lighting Company (the “Company”) entered into a Loan Agreement and Convertible Promissory Note (the “Loan Documents”) with Andrew Molasky pursuant to which he loaned the Company $50,000.  The Loan Documents provide that the loan shall accrue interest at the rate of 10% per annum; is due on November 6, 2015; and may be converted into shares of Company common stock at the election of Mr. Molasky at $0.10 per share.  The foregoing is only a brief description of the material terms of the Loan Documents, and does not purport to be a complete description of the rights and obligations of the parties under those agreements, and such descriptions are qualified in their entirety by reference to the agreements which are filed as exhibits to this Current Report.

Effective November 10, 2014, the Company entered into a Settlement Agreement and Mutual Release and Warrant Agreement (the “Settlement Documents”) with Mark Wolff pursuant to which the Company agreed to issue Mr. Wolff 50,000 shares of Company common stock and a warrant to purchase up to 150,000 shares of Company common stock for $1.00 per share for a period of 2 years, and Mr. Wolff agreed to settle and release any and all claims pursuant to the previously entered into consulting agreement and warrant dated June 1, 2013 between Mr. Wolff and the Company.  The foregoing is only a brief description of the material terms of the Settlement Documents, and does not purport to be a complete description of the rights and obligations of the parties under those agreements, and such descriptions are qualified in their entirety by reference to the agreements which are filed as exhibits to this Current Report.

Item 3.02

Unregistered Sales of Registered Securities

The information contained in Item 1.01 is incorporated herein by reference.  The issuance of the convertible note and warrants described in Item 1.01 were made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.  The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) each of the issuances of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient of the securities in each of the transactions; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individuals and the Company; and (f) the recipients of the securities are accredited investors.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

No.	Description
10.17	Loan Agreement dated November 6, 2014 with Andrew Molasky
10.18	Convertible Promissory Note dated November 6, 2014 with Andrew Molasky
10.19	Settlement Agreement and Mutual Release with Mark Wolff
10.20	Warrant Agreement with Mark Wolff

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LED LIGHTING COMPANY

Dated: November 11, 2014

/s/ Kevin Kearney

By: Kevin Kearney

Chief Executive Officer